Supplemental Financial Information Fourth Quarter Ended December 31, 2021 February 23, 2022 1 Exhibit 99.2

FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company.  Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimate,” “may,” “could,” “should,” “outlook,” and “guidance” and words and terms of similar substance used in connection with any discussion of future plans, actions, events or results identify forward-looking statements.   Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, the risks and uncertainties related to the COVID-19 pandemic and those otherwise described in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict. Because of these risks, uncertainties and assumptions, investors should not place undue reliance on these forward-looking statements. Non-GAAP Financial Information   This presentation includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including EBITDA and Adjusted EBITDA. The company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items. The company presents these financial measures to investors because they believe they are useful to investors in evaluating the primary factors that drive the company's operating performance. The items excluded from these non-GAAP measures are important in understanding LHC Group’s financial performance, and any non-GAAP measures presented should not be considered in isolation of, or as an alternative to, GAAP financial measures. Since these non-GAAP financial measures are not measures determined in accordance with GAAP, have no standardized meaning prescribed by GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.  EBITDA of LHC Group is defined as net income (loss) before income tax benefit (expense), interest expense, and depreciation and amortization expense. Adjusted EBITDA of LHC Group is defined as net income (loss) before income tax expense benefit (expense), depreciation and amortization expense, and transaction costs related to previous transactions. Please visit the Investors section on our website at Investor.LHCgroup.com for additional information on LHC Group and the industry. Nasdaq: LHCG 2

TABLE OF CONTENTS

Business & Legislative Overview — 4 - 10

- LHC Group Overview
- Commentary on Q4 2021
- Commentary on Q4 2021 and FY 2021
- Favorable Legislation and Policies on Home Care
- Policies on Home Care
- Unprecedented Support for Homecare

Differentiated Strategies — 11 - 22

- Differentiated Strategy Leading to Quality Growth
- Multiple Organic and Inorganic Growth Levers
- Building Blocks of Long-Term Earnings Growth
- Clinical Staff Hires
- Sequential Operational Trends
- Home Health and Hospice Clinicians on Quarantine Trend
- Home Health Labor Cost per Visit
- Home Health and Hospice Growth
- Industry-Leading Quality and Patient Satisfaction
- M&A Activity Sets the Stage for 2022

2021 Consolidated Results — 23 - 27

- 2021 Adjusted Consolidated Results
- Adjusted Consolidated Results – 2021 vs 2020
- Adjustments to Net Income

Segment Results — 28 - 35

- Three Months Ended Dec. 31, 2021 Adjusted Segment Results
- Year Ended Dec. 31, 2021 Adjusted Segment Results
- Home Health
- Hospice
- Home and Community Based Services
- Facility-Based Services
- Health Care Innovations

Guidance, Liquidity & Outlook — 36 - 47

- Full Year 2022 Guidance
- First Quarter 2022 Guidance
- Bridge from Q4 2021 to Q2 2022
- Bridge from Q4 2021 to 1H 2022
- 2H 2022 Assumptions
- Home Health Trend
- Home Health Census vs. Clinician Quarantine
- Hospice Census vs. Clinician Quarantine
- Debt and Liquidity Metrics
- Focus for 2022

Appendix — 48 - 51

- Non-GAAP Reconciliations

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BUSINESS & LEGISLATIVE OVERVIEW 4

Home Health Hospice HCBS Home Health & Hospice Home Health & HCBS Home Health, Hospice, & HCBS LHC GROUP OVERVIEW LEGEND: 557 home health locations 170 hospice locations 136 home & community based services locations 12 long term acute care hospital locations 95 other service locations 435 leading hospital JV partners 68% (37 states & the District of Columbia) 12M+ annual patient encounters 3,600 referral hospitals 64,000 referral physicians of the U.S. population aged 65+ included in service area 5

Higher labor costs and capacity constraints caused by the lingering impact of clinicians on quarantine caused significant headwinds for Q4 2021. The percentage of clinicians on quarantine increased to 3.5% at the end of the fourth quarter of 2021, up from 3.0% at the end of the third quarter. The elevated percentage resulted in an estimated negative impact to census of approximately 2,500, revenue of $13.8 million and EBITDA of $4.1 million. See slide 18 on the progression of the volume in our quarantined clinical staff. Despite the challenges faced in the quarter, organic growth in admissions for home health locations increased 3.8% for Q4 compared to the same period in 2020. Despite the challenges faced in the quarter, our Home Health non-Medicare episodic same store admissions increased 18.1% in Q4 as compared to the same period in 2020. Organic growth in admissions for hospice decreased 6.2% in Q4 compared to the same period in 2020. In Q4 2021, due to a very active year of hospice acquisitions, we realigned our sales leadership beginning on October 1, 2021 with an effective date of January 1, 2022.  The new alignment is already yielding great same-store and newly acquired agency results but did cause some initial disruption in the fourth quarter of 2021. Q1 2022 same store admission growth pacing to 8% to 10% over Q1 2021 and 18% to 20% sequentially over Q4 2021. Q4 2021 same store growth in hospice census was 1.3% over Q4 2020. Discharged length of stay improved to 85.6 days in Q4 2021 as compared to 79.7 days in Q4 2020. COMMENTARY ON Q4 2021 6

Momentum from new physician referral sources continued with 4,578 new and unique home health referral sources added in Q4 which is a 9.2% increase over the same period in 2020. For 2021, 19,948 new and unique home health referral sources were added, 19.6% higher than 2020. Home Health average daily census of 86,228 in Q4 2021 was 3.0% higher than 83,686 in Q4 2020. For the year, Home Health average daily census of 84,734 was 5.8% higher in 2021 than 2020. Hospice average daily census of 7,024 in Q4 2021 was 62.6% higher than 4,320 in Q4 2020. For the year, Hospice average daily census of 5,405 was 24.4% higher in 2021 than 2020. The year-over-year growth was due to a net increase of 40 hospice locations added during 2021. Adjusted net income attributable to LHC Group’s common stockholders was $39.3 million, or $1.26 adjusted earnings per diluted share, in Q4 2021 as compared to $44.2 million, or $1.40 adjusted earnings per diluted share in Q4 2020. For 2021, adjusted net income attributable to LHC Group’s common stockholders was $179.5 million, or $5.73 adjusted earnings per diluted share, 14.4% higher than 2020. Adjusted EBITDA was $61.6 million in Q4 2021 compared to $68.4 million in Q4 2020. For 2021, Adjusted EBITDA was $265.5 million compared to $238.7 million in 2020. COMMENTARY ON Q4 2021 AND FY 2021 7

Choose Home Care Act of 2021 allows Medicare seniors to choose to recover at home as opposed to an in-patient healthcare facility after a hospitalization and who meet the eligibility for Skilled Nursing Facility (SNF). Senate bill (S-2562) has bipartisan support and now 18 co-sponsors from both parties and committees of healthcare and aging jurisdictions. House bill (HR5514) has bipartisan support with 30 co-sponsors from both parties and House committees of healthcare jurisdiction. Bill has been sent to CBO (Congressional Budget Office) for scoring/review of budget implications and for consideration in a legislative vehicle this Congress. It has also been received by CMS for technical advice to Congress. Mandatory PAY-GO 4% cut (as a result of American Rescue Plan Act 2021) delayed until 2023. Sec. of Health and Human Services Becerra signed an Administrative Order extending the declaration of the Public Health Emergency for an additional 90 days through April 16, 2022, thereby extending significant flexibilities for the provision of home health services previously afforded administratively. Flexibilities including telehealth and remote patient certifications. Extends the suspension of site neutral payment for LTCHs. Sequestration suspension of mandated 2% cut through March 31, 2022. Strong hospital advocacy to extend the full 2% suspension beyond this date is underway in Congress. Home Health Final Rule for FY22 posted on November 2, 2021: No cuts for 2022 and an aggregate increase of payment rates of 2.5% ($445 million) which includes a decrease in payments due to reduction in rural add-on payments mandated by BBA 2018. (The payment update is based on a 3.1% market basket, reduced by 0.5% productivity adjustment or a net of 2.6% this is further reduced by 0.1% for the reduction in rural add-on percentages for a net of 2.5%.) The 2022 national standardized 30-day payment will be $2,031.64 versus the $1,901.12 from 2021. The rule includes a proposal to expand nationally the Home Health Value Based Payment demonstration from 9 states to all 50 states and territories beginning Jan. 1, 2023, with a baseline year of 2019, pre-implementation year in 2022 and first performance year for HHAs of 2023. The rule provides for a maximum payment adjustment of plus or minus 5% reflected in 2025 payments. FAVORABLE LEGISLATION AND POLICIES ON HOME CARE 8

The Better Care Better Jobs Act: Senators Casey (D-PA), Wyden (D-OR), Schumer (D-NY), Murray (D-WA), Duckworth (D-IL), Hassan (D-NH) and Brown (D-OH) are introducing the Better Care Better Jobs Act, a key element of President Biden’s American Jobs Plan. Representatives Dingell (D-MI-12), Pallone (D-NJ-6), Schakowsky (D-IL-9) and Matsui (D-CA-6) introduced the House companion. This legislation would make a historic investment in home and community-based services by strengthening and expanding access to quality home care services and lifting up the caregiving workforce that provides them. Specifically, the bill would: Enhance Medicaid funding for HCBS, strengthen and expand access to HCBS, strengthen and expand the HCBS workforce, show improvement over time, encourage innovative models that benefit direct care workers and care recipients, support quality and accountability, facilitate state planning, permanent spousal impoverishment protections and make permanent Make Money Follows the Person. POLICIES ON HOME CARE CONTINUED 9

UNPRECEDENTED SUPPORT FOR HOME CARE 10 Adults prefer to recover at home after a hospital stay* 86% of adults and 94% of Medicare beneficiaries say they would prefer to receive post-hospital short-term health care at home Expanding home recovery options should be a government priority* 85% of adults, 91% of caretakers for someone over age 65 and 90% of adults over age 65 say it should be a high priority for the federal government to expand Medicare coverage for home health care There is strong bipartisan support for the Choose Home Care Act* 86% of adults, 94% of Medicare beneficiaries, 92% of Democrats and 83% of Republicans support the Choose Home Care Act * Based on a poll conducted by Morning Consult between August 11-15, 2021 among a sample of 2,200 adults. The interviews were conducted online and the data were weighted to approximate a target sample of adults based on gender, educational attainment, age, race, and region. Results from the full survey have a margin of error of plus or minus two percentage points. “The Biden-Harris administration recognizes the value and dignity that come with access to home- and community-based services. Thanks to the American Rescue Plan, we can support states working to expand access to home- and community-based services for Medicaid beneficiaries.” Xavier Becerra, Secretary of U.S. Department of Health and Human Services (10.21.21)   “We want to design models that give providers those tools that enable the delivery of integrated, whole-person care in the settings beneficiaries prefer, such as in the home or community.” Purva Rawal, Chief Strategy Officer for U.S. Centers for Medicare & Medicaid Services (10.20.21)   “We’re going to expand services for seniors in the home and for families to help them take care of their parents at home. It’s a matter of dignity and pride they want to live at home independently and for millions of Americans this is the most important issue they are facing.” President Joe Biden (10.28.21)

DIFFERENTIATED STRATEGIES 11

Joint ventures drive organic growth and margin improvement Same store growth for JV locations average between 200 and 300 basis points higher than non-JV locations. Revenue growth rate for JVs average 10% to 15% in year 2 and 3. Margins for JV locations average 100 to 200 basis points higher than non-JV locations. Continued focus on inorganic growth through acquisitions and organic growth on previous acquisitions. Acquired $300 million in annual revenue in 2021 which will add incremental revenue in 2022 of approximately $200 million and incremental EBITDA of approximately $20 million. Continued focus on growth in episodic admissions and rate improvement on non-Medicare admissions Non-Medicare episodic admissions grew by 18.1% in the fourth quarter of 2021 compared to 2020; and by 21.9% in 2021 compared to 2020. Non-Medicare rates increased 4% in 2021 over 2020 and increased 17% over the last 5 years. DIFFERENTIATED STRATEGY LEADING TO QUALITY GROWTH 12

Continued focus on quality and patient satisfaction to drive higher referrals Increased new home health physician referral sources by 22.0% in 2020 over 2019; by 19.1% in 2021 compared to 2020 and by 9.2% in Q4 of 2021. Untapped growth in home health and hospice co-locations remains top priority 86 hospice locations co-located with home health out of 170 total hospice locations, or 50.1%. Up from 77 locations in 2020, 63 locations in 2019 and 58 locations in 2018. Currently averaging 15% to 16% of home health census that gets discharged to hospice. Continue with strategic rollout strategy for HCBS 55 HCBS locations co-located with home health out of 136 total HCBS locations, or 40.4%. Grow HCBS in markets with value-based arrangements with JV partners and payors. DIFFERENTIATED STRATEGY LEADING TO QUALITY GROWTH CONTINUED 13

MULTIPLE ORGANIC AND INORGANIC GROWTH LEVERS

1 Core Market Growth

- Supportive recent payment reform
- Near to medium-term reimbursement a known quantity
- In demand from referral sources, partners & patients
- Home health a net beneficiary of value-based purchasing

2 Market Share Gains

- Industry leadership in quality and accreditation driving unique physician referral growth
- Smaller operators are capital constrained
- Drive untapped growth in personal care and hospice businesses across expanded geographic footprint

3 JVs with Hospital and Health Systems

- Only in-home healthcare provider with track record of JV's
- Expand into new markets along with partners' footprint
- Leverage value proposition and unmatched national scale to pursue strong pipeline of new JV partners nationwide
- COVID-19 experience is real-time value demonstration

4 New Acquisitions

- New acquisitions in home health, hospice and home and community based care
- Expand geographic reach in untapped markets
- Capitalize on highly fragmented provider base with historic consolidation opportunity
- Top 5 providers account for only ~21% of home health market

5 Value Based Strategy

- Move to taking risk on total cost of HH from MA plans and health systems
- Grow Imperium ACOs and extend proven record of managing post-acute network building
- Create high performing post-acute networks for ACO partners and increase utilization of LHC platform
- Extend use of data analytics to gain insight on cost of post-acute care

Organic Growth (1–3)	Acquisition Growth (4)	Upside Opportunities (5)

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BUILDING BLOCKS OF LONG-TERM EARNINGS GROWTH

1 Core Market Growth

Drive organic growth as lowest cost of incremental revenue and margin

- HH organic admission growth target of **5% to 7% for 2022** and increasing back to mid- to high- single digits
- Hospice organic admission growth target of **6% to 8% for 2022** and increasing back to mid- to high- single digits

2 Market Share Gains

Drive untapped growth in HH, hospice and HCBS locations

- Avg HH agency = $2-$3M annual revenue
- Avg hospice agency = $2-3M annual revenue
- HH/hospice co-location = $400,000 - $500,000 incremental annual revenue per hospice location
- Approximately 15% of HH locations are co-located with hospice.

3 JVs with Hospital and Health Systems

Acquire revenue with JV's

- $65M-$70M/year on average (2017-2020)
- Target corporate EBITDA profile within 12-18 months
- Organic admission growth typically outperforms wholly owned locations by 100 to 200 bps

Organic Growth (1–3)

4 New Acquisitions

Pursue new acquisitions in home health, hospice and HCBS

- $300 million in acquired annual revenue in 2021 which will add incremental revenue in 2022 of approximately $200 million.
- Annual revenue acquired in 2021 is expected to add $20 million in incremental EBITDA in 2022.
- Acquired $54.7 million in annual revenue in 2020.
- Acquired $114.3 million in annual revenue in 2019.
- Revenue from acquisitions during 2017-2020 grew by 14.7% on average from time of acquisition through 2021 and contribution margin grew by over 430%*.

Acquisition Growth (4)

5 Value Based Strategy

- Developing alternative reimbursement models (PMPM; Case Rate; episodic) with regional and national payors, demonstrating continued progression beyond fee-for-service and per visit relationships
- Revising contracts and developing processes with major payors to optimize administrative efficiencies
- Leveraging participation with JV and non-JV ACO's to capture increasing share of HH eligible admissions
  - 10% share today
- Value based awards with annual run-rate of $20M

Upside Opportunities (5)

* Please refer to slide 13 in our 2022 J.P. Morgan Healthcare Conference Presentation which is located on our website.
https://investor.lhcgroup.com/company-information/presentations

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FULL TIME CLINICAL STAFF HIRES 16 We continue to see positive trends in recruiting. We have four consecutive quarters in which we have hired a record number of employees while our turnover continues to be well below industry averages. Our headcount statistics are a direct correlation and validation to our company’s continued census growth and focus on patient satisfaction and quality. Voluntary Turnover for full time employees company wide for the twelve months ended December 31, 2021: 17.0% Voluntary Turnover for full time clinical staff in Home Health and Hospice for the twelve months ended December 31, 2021: 18.7%

SEQUENTIAL OPERATIONAL TRENDS Home Health, Hospice, and HCBS Trends 17

HOME HEALTH AND HOSPICE CLINICIANS ON QUARANTINE TREND 18

HOME HEALTH LABOR COST PER VISIT 19

HOME HEALTH AND HOSPICE GROWTH Same Store Organic Admission Growth over Prior-Year Periods New Physician Home Health Referral Sources 20 Q1 2021 Q2 2021 Q3 2021 Q4 2021 FY 2021 Q1 2022 Pacing Home Health - 0.4% 16.4% 3.6% 3.8% 5.5% 5% to 7% Hospice 7.6% 1.1% 0.1% - 6.2% 0.5% 8% to 10%Q1 2021 Q2 2021 Q3 2021 Q4 2021 FY 2021 # of Referrals sources 5,280 5,317 4,773 4,578 19,948 % change compared to prior year 34.8% 33.1% 4.2% 9.2% 19.6%

INDUSTRY-LEADING QUALITY AND PATIENT SATISFACTION 100% of LHC Group home health and hospice agencies are Joint Commission accredited or are in the accreditation process within 12 to 18 months after acquisition. Approximately 15% of all Medicare certified home health agencies nationwide are Joint Commission accreditation. Average star rating for April 2021 through December 2021 from Strategic Healthcare Partners (SHP) data. Average star rating for July 2020 through March 2021 from CMS data. Average star rating for January 2019 through December 2019 from CMS data. The change is mainly due to adjustments that CMS made to the cut point ranges in the 2022 calculation.    21

2021 M&A ACTIVITY SETS THE STAGE FOR 2022 GROWTH The acquired annual revenue of approximately $300 million for 2021 is expected to have an incremental impact to 2022 of approximately $200 million in revenue and approximately $20 million in EBITDA. 22 Acquisition/Joint Venture Partner State Date Closed/ Estimated Close Locations Annual Revenue Grace Hospice N/A Oklahoma 1/1/2021 1 $12,100,000 East Valley Hospice N/A Arizona 1/1/2021 1 $4,800,000 Regent Home Health THR/Methodist Texas 6/1/2021 1 $630,000 Community Home Care Based Services N/A Texas 6/1/2021 1 $600,000 Casa de la Luz Hospice N/A Arizona 7/1/2021 1 $23,000,000 Heart ‘n Home Hospice N/A Idaho/Oregon 7/1/2021 6 $20,000,000 Cavalier Home Health N/A Virginia 8/1/2021 1 $5,700,000 MSA Hospice N/A Indiana 8/1/2021 1 $1,200,000 Ashley County Home Health N/A Arkansas 8/1/2021 1 $1,200,000 Heart of Hospice N/A AR/LA/MS/OK/SC 9/1/2021 16 $92,500,000 Freda H. Gordon Hospice and Palliative Care N/A Virginia 10/1/2021 1 $4,000,000 Generations Home Health N/A Virginia 10/1/2021 1 $3,400,000 HCA Healthcare/Brookdale Health Care Services N/A 22 in Total 11/1/2021 47 $130,000,000 YTD total TTM acquired revenue in 2021 79 $299,130,000

2021 CONSOLIDATED RESULTS 23

2021 ADJUSTED CONSOLIDATED RESULTS 24 Three months ended December 31 Twelve months ended December 31 Consolidated Total Adjustments Adjusted Consolidated Consolidated Total Adjustments Adjusted Consolidated Net service revenue $583,429 $0 $583,429 $2,219,622 $0 $2,219,622 Cost of service revenue 364,603 (18,763) 345,840 1,336,609 (50,029) 1,286,580 Gross margin 218,826 237,589 883,013 933,042 General and administrative expenses 189,681 (13,518) 176,163 696,435 (35,839) 660,596 Impairment of intangibles and other 0 0 0 937 (937) 0 Operating income $29,145 $32,281 $61,426 $185,641 $86,805 $272,446 Depreciation 6,018 0 6,018 20,917 20,917 Noncontrolling interests (5,878) 0 (5,878) (27,888) (27,888) Earnings before interest, tax and depreciation (EBITDA less $29,285 $32,281 $61,566 $178,670 $86,805 $265,475 EBITDA less NCI as a percentage of revenue 5.0% 10.6% 8.0% 12.0%

ADJUSTED CONSOLIDATED RESULTS – 2021 VS 2020 25 Three months ended December 31, Twelve months ended December 31, 2021 Adjusted Consolidated % of rev 2020 Adjusted Consolidated % of rev 2021 Adjusted Consolidated % of rev 2020 Adjusted Consolidated % of rev Net service revenue $583,429 $532,329 $2,219,622 $2,063,204 Cost of service revenue 345,840 59.3% 307,527 57.8% 1,286,580 58.0% 1,213,912 58.8% Gross margin 237,589 40.7% 224,802 42.2% 933,042 42.0% 849,292 41.2% General and administrative expenses 176,163 30.2% 154,495 29.0% 660,596 29.8% 605,456 29.3% Operating income $61,426 10.5% $70,307 13.2% $272,446 12.3% $243,836 11.8% Depreciation 6,018 5,647 20,917 21,249 Noncontrolling interests (5,878) (7,584) (27,888) (26,337) Earnings before interest, tax and depreciation (EBITDA less $61,566 $68,370 $265,475 $238,748 EBITDA less NCI as a percentage of revenue 10.6% 12.8% 12.0% 11.6%

ADJUSTMENTS TO NET INCOME 26 *See footnotes on page 27 PRE TAX ADJUSTMENTS Q4 2021 Q4 2020 2021 2020 Acquisition, de novo and legal expenses ( $10,082 $3,214 $24,154 $7,770 Closures/relocations/consolidations ( 412 4,019 2,510 5,193 COVID 19 PPE, supplies and other expenses ( 14,826 12,159 51,661 52,768 ERP implementation ( 820 - 2,485 - Hurricane Ida ( - - 1,150 - Gain on sale of asset ( - - (1,296) Cost improvement initiatives ( 6,141 - 6,141 - Total $32,281 $19,392 $86,805 $65,731 ADJUSTMENTS NET OF TAX Q4 2021 Q4 2020 2021 2020 Acquisition, de novo and legal expenses ( $7,385 $2,284 $17,737 $5,629 Closures/relocations/consolidations ( 302 2,856 1,850 3,722 COVID 19 impact: PPE, supplies and other expenses ( 10,860 8,641 38,001 38,608 CARES Act tax benefit ( - - - (2,210) ERP implementation ( 601 - 1,827 - Hurricane Ida ( - - 844 - Gain on sale of asset ( - - (951) Cost improvement initiatives ( 4,498 - 4,498 - Total $23,646 $13,781 $63,806 $45,749

ADJUSTMENTS TO NET INCOME CONTINUED Expenses and other costs associated with recently announced or completed acquisitions, de novos and legal expenses ($10.1 million and $24.2 million pre-tax in the three months and year ended December 31, 2021, respectively; $3.2 million and $7.8 million pre-tax in the three months and year ended December 31, 2020, respectively). Loss on the sale of an asset and other expenses associated with a closure or consolidation, including impairment ($0.4 million and $2.5 million pre-tax in the three months and year ended December 31, 2021, respectively; $4.0 million and $5.2 million in the three months and year ended December 31, 2020, respectively). COVID-19 related expenses for purchases of personal protective equipment (PPE), supplies, wage adjustments and employee healthcare costs ($14.8 million and $51.7 million pre-tax in the three months and year ended December 31, 2021, respectively; $12.2 million and $52.8 million pre-tax in the three months and year ended December 31, 2021, respectively). Tax benefit related to new legislation in the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses (“NOL”), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger. Expenses and other costs associated with the implementation of an Enterprise Resource Planning software ($0.8 million and $2.5 million pre-tax in the three months and year ended December 31, 2021, respectively). Direct recovery costs associated with Hurricane Ida ($1.2 million pre-tax). As of December 31, 2020, the Company's assets held for sale was $1.9 million, which consisted of one hospice facility in Knoxville, Tennessee.  The Company sold the property during the third quarter of 2021 for $3.2 million.  Expenses associated from cost improvement initiatives implemented in the fourth quarter of 2021, which consisted of contract terminations and general and administrative cost reductions ($6.1 million pre-tax). 27

SEGMENT RESULTS 28

THREE MONTHS ENDED DEC. 31, 2021 ADJUSTED SEGMENT RESULTS

	Home health services	Adjustments	Adjusted Home health services	Hospice services	Adjustments	Adjusted Hospice services	HCBS services	Adjustments	Adjusted HCBS services
Net service revenue	$394,481		$394,481	$102,027		$102,027	$46,229		$46,229
Cost of service revenue	238,548	(13,890)	224,658	65,047	(2,484)	62,563	33,911	(599)	33,312
Gross margin	155,933		169,823	36,980		39,464	12,318		12,917
General and administrative expenses	131,795	(9,289)	122,506	30,904	(2,400)	28,504	11,508	(943)	10,565
Operating income (loss)	$24,138	$23,179	$47,317	$6,076	$4,884	$10,960	$810	$1,542	$2,352
Add back Depreciation	3,430		3,430	997		997	462		462
Less Noncontrolling interests	(4,554)		(4,554)	(989)		(989)	(26)		(26)
Earnings before interest, tax and depreciation (EBITDA less NCI)	$23,014	$23,179	$46,193	$6,084	$4,884	$10,968	$1,246	$1,542	$2,788
EBITDA less NCI as a percentage of revenue	5.8%		11.7%	6.0%		10.8%	2.7%		6.0%

	Facility-based services	Adjustments	Adjusted Facility-based services	HCI	Adjustments	Adjusted HCI services
Net service revenue	$35,284		$35,284	$5,408		$5,408
Cost of service revenue	23,910	(1,755)	22,155	3,187	(35)	3,152
Gross margin	11,374		13,129	2,221		2,256
General and administrative expenses	12,091	(769)	11,322	3,383	(117)	3,266
Operating income (loss)	($717)	$2,524	$1,807	($1,162)	$152	($1,010)
Add back Depreciation	881		881	248		248
Less Noncontrolling interests	(313)		(313)	4		4
Earnings before interest, tax and depreciation (EBITDA less NCI)	($149)	$2,524	$2,375	($910)	$152	($758)
EBITDA less NCI as a percentage of revenue	-0.4%		6.7%	-16.8%		-14.0%

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YEAR ENDED DEC. 31, 2021 ADJUSTED SEGMENT RESULTS

	Home health services	Adjustments	Adjusted Home health services	Hospice services	Adjustments	Adjusted Hospice services	HCBS services	Adjustments	Adjusted HCBS services
Net service revenue	$1,551,542	$0	$1,551,542	$311,218	$0	$311,218	$189,561	$0	$189,561
Cost of service revenue	$901,685	($35,908)	865,777	$194,895	($5,434)	189,461	$137,852	($2,417)	135,435
Gross margin	649,857		685,765	116,323		121,757	51,709		54,126
General and administrative expenses	501,132	(26,255)	474,877	89,693	(3,596)	86,097	46,724	(2,962)	43,762
Impairment of intangibles and other	$937	(937)	0	$0	0	0	$0	0	0
Operating income (loss)	$147,788	$63,100	$210,888	$26,630	$9,030	$35,660	$4,985	$5,379	$10,364
Depreciation	12,040		12,040	2,912		2,912	1,662		1,662
Noncontrolling interests	(22,060)		(22,060)	(4,297)		(4,297)	(467)		(467)
Earnings before interest, tax and depreciation (EBITDA less NCI)	$137,768	$63,100	$200,868	$25,245	$9,030	$34,275	$6,180	$5,379	$11,559
EBITDA less NCI as a percentage of revenue	8.9%		12.9%	8.1%		11.0%	3.3%		6.1%

	Facility-based services	Adjustments	Adjusted Facility-based services	HCI	Adjustments	Adjusted HCI services
Net service revenue	$132,098	$0	$132,098	$35,203	$0	$35,203
Cost of service revenue	$89,270	($6,046)	83,224	$12,907	($224)	12,683
Gross margin	42,828		48,874	22,296		22,520
General and administrative expenses	45,304	(2,681)	42,623	13,582	(345)	13,237
Impairment of intangibles and other	$0	0	0	$0	0	0
Operating income (loss)	($2,476)	$8,727	$6,251	$8,714	$569	$9,283
Depreciation	3,329		3,329	974		974
Noncontrolling interests	(1,105)		(1,105)	41		41
Earnings before interest, tax and depreciation (EBITDA less NCI)	($252)	$8,727	$8,475	$9,729	$569	$10,298
EBITDA less NCI as a percentage of revenue	-0.2%		6.4%	27.6%		29.3%

LHC GROUP
30

HOME HEALTH SEGMENT ADJUSTED SEGMENT RESULTS – 2021 VS 2020 31 For the three months ended December 31, 2021, Revenue increased by $11.8 million or 3.1% as compared to Q4 2020. The increase in revenue is due to approximately $9.4 million of inorganic revenue from the HCA/Brookdale acquisition, an approximate 1% increase same store census, along with an increase in Revenue per Completed Medicare Episode of approximately 1.0%. For the three months ended December 31, 2021, Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) decreased $8.5 million, or 260 basis points as a percentage of revenue, as compared to Q4 2020. The decrease is primarily due to the staffing shortages and cost pressures owing to clinicians being quarantined, resulting in higher utilization of contract labor, more overtime and higher shift premium pay. Total labor cost per visit increased 7.5% as compared to Q4 2020 due to higher wages, higher sign on and retention bonuses, and higher training and orientation cost. General and administrative expenses as a percent of revenue increased 120 basis points for the three months ended December 31, 2021 as compared to the same period in 2020 due to the HCA/Brookdale acquisition which closed on November 1, 2021. Revenue from sequestration suspension in the fourth quarter of 2021 was $4.8 million and $19.5 million for the twelve months ended December 31, 2021.

HOSPICE SEGMENT ADJUSTED SEGMENT RESULTS – 2021 VS 2020 32 For the three months ended December 31, 2021, revenue increased $39.6 million. The increase in revenue is due to approximately $38.8 million of inorganic revenue from recent acquisitions and approximately $2 million from same store growth offset by an increase in implicit price concession of approximately $2 million. For the three months ended December 31, 2021, Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) increased $2.7 million but decreased 240 basis points as a percentage of revenue, as compared to Q4 2020. The decrease is primarily due to the staffing shortages and cost pressures owing to clinicians being quarantined, resulting in higher utilization of contract labor, more overtime and higher shift premium pay. Total cost per patient day increased 2.2% as compared to Q4 2020 due to higher wages, higher sign on and retention bonuses, and higher training and orientation cost. General and administrative expenses as a percent of revenue increased 200 basis points for the three months ended December 31, 2021 as compared to the same period in 2020 due to recent acquisitions that closed on September 1 and November 1, 2021. Revenue from sequestration suspension in the fourth quarter of 2021 was $1.9 million and $5.9 million for the twelve months ended December 31, 2021.

HOME AND COMMUNITY BASED SERVICES SEGMENT ADJUSTED SEGMENT RESULTS – 2021 VS 2020 33 For the three months ended December 31, 2021, revenue decreased $3.8 million or -7.6% as compared to Q4 2020. The decrease in revenue is due to a 5.6% decline in billable hours owing to ongoing staffing constraints due to the COVID-19 pandemic. For the three months ended December 31, 2021, the HCBS segment EBITDA decreased $1.0 million and declined 170 basis points as a percentage of revenue as compared to Q4 2020. The decrease is due to the impact of fixed costs on lower revenue.

FACILITY-BASED SERVICES SEGMENT ADJUSTED SEGMENT RESULTS – 2021 VS 2020 34 For the three months ended December 31, 2021, Revenue increased by $3.4 million or 10.6% as compared to Q4 2020. The increase in revenue is due to approximately $3 million of inorganic revenue from the recent acquisition of therapy service providers from Brookdale, along with an increase in patient days in the LTACHs of approximately 2.8%. For the three months ended December 31, 2021, Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) was flat, as compared to Q4 2020. Revenue from sequestration suspension in the fourth quarter of 2021 was $0.3 million and $1.3 million for the twelve months ended December 31, 2021.

HEALTH CARE INNOVATIONS SEGMENT ADJUSTED SEGMENT RESULTS – 2021 VS 2020 35 Three months ended December 31, Twelve months ended December 31, 2021 Adjusted HCI services % of rev 2020 Adjusted HCI services % of rev 2021 Adjusted HCI services % of rev 2020 Adjusted HCI services % of rev Net service revenue $5,408 $5,302 $35,203 $32,457 Cost of service revenue 3,152 58.3% 3,459 65.2% 12,683 36.0% 14,731 45.4% Gross margin 2,256 41.7% 1,843 34.8% 22,520 64.0% 17,726 54.6% General and administrative expenses 3,266 60.4% 3,056 57.6% 13,237 37.6% 12,739 39.2% Operating income ($1,010) - 18.7% ($1,213) - 22.9% $9,283 26.4% $4,987 15.4% Depreciation 248 306 974 1,203 Noncontrolling interests 4 9 41 32 Earnings before interest, tax and depreciation (EBITDA less NCI) ($758) ($898) $10,298 $6,222 EBITDA less NCI as a percentage of revenue - 14.0% - 16.9% 29.3% 19.2%

GUIDANCE, LIQUIDITY & OUTLOOK 36

Assumptions: 5% to 7% organic growth in home health admissions for the year; 6% to 8% organic growth in hospice admissions for the year. Gross margin as a percent of revenue range 40% to 41%. General and administrative expense as a percent of revenue range 28% to 29%. Estimated interest expense of $15 million and depreciation expense of $19.5 million for full year 2022. Estimated effective tax rate of 27.0% for full year 2022. Fully diluted shares of 30.7 million. FULL YEAR 2022 GUIDANCE 37 (1) The growth rate assumes that $51.7 million in 2021 COVID expenses are added back to into the 2021 EBITDA and EPS numbers in order to compare with 2022 guidance. COVID expenses will not be adjusted out of earnings in 2022.

FULL YEAR 2022 GUIDANCE CONTINUED 38 NSR $ EBITDA $ EBITDA % 2021 BASELINE $2,219.6 $265.5 12.0% 2022 DEVELOPMENTS: SEQUESTRATION ($16.0) ($16.0) COVID SPEND ($30.0) HIGHER LABOR COST ($26.5) HOME HEALTH RATE INCREASE $25.0 $25.0 HOSPICE RATE INCREASE $7.0 $7.0 ORGANIC GROWTH $90.0 $10.0 INCREMENTAL CONTRIBUTION FROM 2021 M&A $200.0 $20.0 COST IMPROVEMENT INITIATIVES $0.0 $25.0 2022 GUIDANCE $2,525.6 $280.0 11.1%

FIRST QUARTER 2022 GUIDANCE (SEE BRIDGE ON SLIDE 40) 39 Low Midpoint High Revenue $560 million $570 million $580 million Adjusted EPS $1.00 $1.05 $1.10 Adjusted EBITDA less NCI $50 million $52.5 million $55 million

BRIDGE FROM Q4 2021 TO Q2 2022 (SEE ASSUMPTIONS ON SLIDE 41) 40

BRIDGE FROM Q4 2021 TO 1H 2022 41 Bridge Growth Assumptions from Q1 2022 to Q2 2022 Home Health average census assumed for the first quarter of 2022 is approximately 86,500. Home Health average census to achieve the second quarter of 2022 bridge growth is approximately 88,900. On February 21, 2022, our Home Health census was approximately 89,328. Same store admission growth for the first quarter of 2022 is pacing to be 5% to 7% over the first quarter of 2021. Hospice average census assumed for the first quarter of 2022 is approximately 7,000. Hospice average census to achieve the second quarter of 2022 bridge growth is approximately 7,250. On February 21, 2022, our Hospice census was 7,075. Same store admission growth for the first quarter of 2022 is pacing to be 8% to 10% over the first quarter of 2021. HCBS billable hours assumes approximately 1.7 million in the first quarter of 2022 and approximately 1.8 million in the second quarter of 2022. HCBS billable hours for the fourth quarter of 2021 were 1.8 million.

2H 2022 ASSUMPTIONS 42 Bridge from 1st half of 2022 to 2nd half of 2022 Improvement in contribution margin from 2021 acquisitions COVID spend improvement Improvement in contract labor utilization Assumes 1% utilization improvement in Q2 and in Q3. Every 1% improvement in utilization equates to $1.4 million in cost savings.

OCT 2021 – FEB 2022 HOME HEALTH TREND 43 Home Health average weekly census declined to a low 83,061 during the week ended January 15, 2022 as the average percentage of clinicians quarantined increased to 6.04% for the week ending January 15th, exacerbating the normal seasonal dip in January. Home Health average weekly census has increased 6.2% from 83,061 during the week ended January 15, 2022 to 88,198 during the week ended February 19, 2022 as the percentage of clinicians quarantined has continued to decline and admissions have re-accelerated. During the first quarter of 2022, we experienced severe winter weather over much of our service area. During the quarter, we had 181 agency closures resulting in reduced admissions. *Completed purchase of home health assets from Brookdale which had approximately 2,500 patients on census

OCT 2021 – FEB 2022 HOME HEALTH CENSUS VERSUS CLINICIAN QUARANTINE CORRELATION 44

OCT 2021 – FEB 2022 HOSPICE CENSUS VERSUS CLINICIAN QUARANTINE CORRELATION 45

DEBT AND LIQUIDITY METRICS 46 Outstanding Debt ( amounts in thousands As of Dec. 31, 2021 Total Debt Balance Sheet $661,197 Less: Cash $9,809 Net Debt $651,388 Net debt to estimated TTM adjusted EBITDA ratio 2.5x Credit Facility amounts in thousands As of Dec. 31, 2021 Revolver Size $1,000,000 Less: Outstanding Revolver $661,197 Less: Medicare Advanced Payments $106.489 Less: Letters of Credit $24,341 Available Liquidity $207,973 Plus: Cash $9,809 Plus: Accordion $300,000 Total Liquidity $517,782 Cash Flow amounts in thousands As of December 31, 2021 Free Cash Flow (12 Months Ended) $(161,196) + Cash adjustments net of tax to 2021 EBITDA 63,096 + Payments made on Medicare Advanced Payment, tax related to PRF and payroll tax deferral 258,578 = Adjusted Free Cash Flow (12 Months Ended) $160,478 DSO’s 55 days 46

FOCUS FOR 2022 47 Maintain disciplined capital allocation with new joint ventures and other M&A activity. Accelerate unlocking the potential of our co-location and tri-location strategies. Continue to be a leader in the industry in quality and patient satisfaction scores. Capture market share gains and incremental contributions from recent joint ventures, other acquisitions and consolidation. Continue our focus as an industry leader in key areas around employee recruitment and retention including vacancy rate and voluntary turnover. Accelerate initiatives to operationalize Advanced Care @ Home. Focus on cost improvement initiative and efficiencies. Continued improvement in our Hospice and HCBS service lines.

APPENDIX 48

NON-GAAP RECONCILIATIONS (AMOUNTS IN THOUSANDS, UNAUDITED) 49 *Footnotes are on page 51 RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP Three Months Ended Dec 31, Three Months Ended Dec 31, Twelve Months Ended Dec 31, Twelve Months Ended Dec 31, 2021 2020 2021 2020 Net income attributable to LHC Group, Inc.’s common stockholders $15,692 $30,380 $115,728 $111,596 Add (net of tax): Acquisition, de novo and legal expenses (1) 7,385 2,284 17,737 5,629 Closures/relocations/consolidations (2) 302 2,856 1,850 3,722 COVID 19 impact: PPE, supplies and other expenses ( 10 860 8,641 38,001 38,608 CARES Act tax benefit (4) - - - (2,210) ERP implementation (5) 601 - 1,827 - Hurricane Ida (6) - - 844 - Gain on sale of asset (7) - - (951) - Cost improvement initiatives (8) 4,498 - 4,498 - Adjusted net income attributable to LHC Group, Inc.’s common stockholders $39,338 $44,161 $179,534 $157,345

NON-GAAP RECONCILIATIONS (AMOUNTS IN THOUSANDS, UNAUDITED) *Footnotes are on page 51 50 RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP PER DILUTED SHARE Three Months Ended Dec 31, Three Months Ended Dec 31, Twelve Months Ended Dec 31, Twelve Months Ended Dec 31, 2021 2020 2021 2020 Net income attributable to LHC Group, Inc.’s common stockholders $0.50 $0.97 $3.69 $3.56 Add (net of tax): Acquisition, de novo and legal expenses (1) 0.24 0.07 0.57 0.17 Closures/relocations/consolidations (2) 0.01 0.09 0.06 0.12 COVID 19 impact: PPE, supplies and other expenses ( 0.35 0.27 1.22 1.23 CARES Act tax benefit (4) - - - (0.07) ERP implementation (5) 0.02 - 0.05 - Hurricane Ida (6) - - 0.03 - Gain on sale of asset (7) - - (0.03) - Cost improvement initiatives (8) 0.14 - 0.14 - Adjusted net income attributable to LHC Group, Inc.’s common stockholders $1.26 $1.40 $5.73 $5.01

NON-GAAP RECONCILIATIONS (AMOUNTS IN THOUSANDS, UNAUDITED) Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) 51 Expenses and other costs associated with recently announced or completed acquisitions, de novos and legal expenses ($10.1 million and $24.2 million pre-tax in the three months and year ended December 31, 2021, respectively; $3.2 million and $7.8 million pre-tax in the three months and year ended December 31, 2020, respectively). Loss on the sale of an asset and other expenses associated with a closure or consolidation, including impairment ($0.4 million and $2.5 million pre-tax in the three months and year ended December 31, 2021, respectively; $4.0 million and $5.2 million in the three months and year ended December 31, 2020, respectively). COVID-19 related expenses for purchases of personal protective equipment (PPE), supplies, wage adjustments and employee healthcare costs ($14.8 million and $51.7 million pre-tax in the three months and year ended December 31, 2021, respectively; $12.2 million and $52.8 million pre-tax in the three months and year ended December 31, 2021, respectively). Tax benefit related to new legislation in the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses (“NOL”), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger. Expenses and other costs associated with the implementation of an Enterprise Resource Planning software ($0.8 million and $2.5 million pre-tax in the three months and year ended December 31, 2021, respectively). Direct recovery costs associated with Hurricane Ida ($1.2 million pre-tax). As of December 31, 2020, the Company's assets held for sale was $1.9 million, which consisted of one hospice facility in Knoxville, Tennessee.  The Company sold the property during the third quarter of 2021 for $3.2 million.  Expenses associated from cost improvement initiatives implemented in the fourth quarter of 2021, which consisted of contract terminations and general and administrative cost reductions ($6.1 million pre-tax).

52